SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(D) of the Securities Exchange Act of 1934

         Date of Report (date of earliest event reported): June 19, 2002

                          GRAND COURT LIFESTYLES, INC.
             (Exact name of registrant as specified in its charter)

           Delaware                     0-21249                  22-3423087
       (State or other           (Commission File Number)     (IRS Employer
 jurisdiction of incorporation)                           Identification Number)


2650 North Military Trail, Suite 350, Boca Raton, Florida               33431
(Address of principal executive offices)                              (Zip Code)

       Registrant's telephone number, including area code: (561) 997-0323

                                      n/a
             (Former name or address, if changed since last report)

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      Item 5. Other Events

      On March 20, 2000, Grand Court Lifestyles, Inc. (the "Company") filed a petition for reorganization in the United States Bankruptcy Court, District of New Jersey (the "Court") under Chapter 11 of the United States Bankruptcy Code.

      On April 24, 2002, the Company received approval from the Court of its Amended Disclosure Statement (the "Disclosure Statement") with respect to its Amended Joint Plan of Reorganization (as amended, the "Plan"). Copies of the Plan and Disclosure Statement may be obtained from the Court. The confirmation hearing to consider confirmation of the Plan is scheduled for 10:00 a.m. Eastern Standard Time on July 18, 2002 at the Court's location at 50 Walnut Street, Newark, New Jersey 07102.

      On June 19, 2002, the Company submitted its Monthly Operating Report for the month of May 2002 to the Court, a copy of which is attached hereto as
Exhibit 99.1. Exhibits, ledgers, and bank statement information attached to the Monthly Operating Report may be obtained from the Court.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               GRAND COURT LIFESTYLES, INC.


                               By: /s/ John Luciani
                               JOHN LUCIANI,
                               Chairman of the Board and Chief Executive Officer


Dated: June 28, 2002